Exhibit 99.1

PROLOGIS AND AMB PROPERTY CORPORATION® ANNOUNCE MERGER OF EQUALS
Creates the Pre-eminent Global Industrial Real Estate Company with Assets Owned and Under
Management of Approximately $46 Billion
Deepens Global Presence Including High-Growth Emerging Markets
Generates $80 Million of Estimated Annual Gross G&A Savings
Positions Combined Company for Sustainable Long-Term Growth and Value Creation
Companies Declare First Quarter Dividends
San Francisco and Denver, January 31, 2011 — AMB Property Corporation (NYSE: AMB) and ProLogis (NYSE: PLD) today announced a definitive agreement to combine through a merger of equals, creating the pre-eminent global owner, operator and developer of industrial real estate. Combined, the companies are expected to have a pro forma equity market capitalization of approximately $14 billion, a total market capitalization in excess of $24 billion, and gross assets owned and managed of approximately $46 billion.
Under the terms of the agreement, each ProLogis common share will be converted into 0.4464 of a newly issued AMB common share, and the combined company will be an UPREIT. The merger is subject to customary closing conditions, including receipt of approval of AMB and ProLogis shareholders. The parties currently expect the transaction to close during the second quarter of 2011. The all-stock merger is intended to be a tax-free transaction. Upon completion of the merger, the company will be named ProLogis and will trade under the ticker symbol PLD (NYSE).
The combined company brings together two of the most complementary customer franchises in real estate. The combined portfolio encompasses approximately 600 million square feet (55.7 million square meters) of modern distribution facilities located in key gateway markets and logistics corridors in 22 countries. Both companies have substantial portfolios in North America, Western Europe and Japan. ProLogis is well-established in the United Kingdom and Central and Eastern Europe, and AMB has a significant presence in China and Brazil.
“This merger is about two great companies coming together to create a stronger platform for sustainable value creation and growth. By joining forces, this merger will create a company positioned to be the leading global provider of logistics real estate — a Blue Chip REIT,” said Hamid R. Moghadam, AMB CEO. “The combined company will be a global player active on four continents. This enhanced platform will enable us to better serve the needs of multi-market customers and provide them with both existing world-class facilities and unmatched development capabilities. The combined company will also be well-positioned to create more opportunities and value for both our shareholders and fund investors.”
“This combination will help create the most efficient, effective industrial real estate organization with the best, most diverse talent. And, we have developed an achievable plan to put these companies together seamlessly,” added Walter C. Rakowich, ProLogis CEO. “The merger of these two leading industrial platforms will advance a number of priorities already underway at each company. These priorities include improving efficiency and reducing costs by better aligning our portfolios through the reduction of non-core assets and the recycling of capital into higher growth opportunities; increasing asset utilization by stabilizing the operating portfolio; leasing up the development portfolio; and monetizing the land bank.”

Leadership and Integration
Moghadam, AMB’s CEO, and Rakowich, ProLogis’ CEO, will serve as co-CEOs through December 31, 2012, at which time Rakowich will retire, and Moghadam will become sole CEO of the combined company. Moghadam also will be Chairman of the Board of the combined company and will be primarily responsible for shaping the company’s vision, strategy and private capital franchise. Rakowich will be principally responsible for operations, integration of the two platforms and optimizing the merger synergies. Until December 31, 2012, Rakowich also will serve as Chairman of the Board’s executive committee. William E. Sullivan, current ProLogis CFO, will continue to serve as CFO and will retire from ProLogis on December 31, 2012. During this period, Thomas S. Olinger, AMB’s current CFO, will be responsible for day-to-day integration activities and report to the CEOs; he will become the CFO of the combined company on December 31, 2012.
The board of directors of the combined company will consist of six board members designated by ProLogis and five board members designated by AMB. Irving F. “Bud” Lyons, III, an existing ProLogis Board member, will serve as Lead Independent Director.
Following the close of the transaction, the combined company’s corporate headquarters will be located in San Francisco, and the combined company’s operations headquarters will be located in Denver.
Accretion / Cost Savings
The transaction is expected to be immediately accretive, with approximately $80 million in estimated annual gross G&A savings, to be realized upon full integration, which is expected to occur over the 18-month period following the closing.
“We continue to see improvements in operating fundamentals across the globe with increasing occupancies and more positive net absorption,” said Rakowich. “As global demand picks up and trade activity returns to more robust levels, we believe our combined footprint and capabilities will allow us to better meet the real estate needs of our global customers and drive future growth.”
Private Capital
“Another benefit of this transaction is the companies’ complementary private capital businesses. Our combined company will be a market leader in the industrial real estate private capital sector, with a broad range of product offerings across the major markets including the Americas, Europe and Asia and across the risk/return spectrum,” said Moghadam. “The combined company will have a global team with deep experience in investment management spanning three decades.”
Ownership and Liquidity
On a pro forma basis, following the merger, former ProLogis equity holders will hold approximately 60 percent of the combined company’s equity, and former AMB equity holders will hold approximately 40 percent based on the exchange ratio. The combined entity is expected to provide shareholders with enhanced liquidity.
Pro forma Operations and Balance Sheet
Both companies have high-quality, well-located assets. On a pro forma basis, the combined company’s owned and managed assets, excluding development, were on average approximately 93 percent leased as of December 31, 2010, outperforming market averages over the last three years. The combined company is expected to have significant liquidity, a strong balance sheet and a well-staggered debt maturity profile provided by long-standing lending partners.
“Our goal is to create one of the strongest balance sheets in the REIT industry, which will provide greater financial flexibility to capture market opportunities across business cycles, improve cost of capital and help better manage currency risk,” said Sullivan.

Dividend Policy and Declaration
The timing of the pre-closing dividends of ProLogis and AMB will be coordinated such that, if one set of shareholders receives their dividend for a particular quarter prior to the closing of the merger, the other set of shareholders will also receive their dividend for such quarter prior to the closing of the merger.
Today, AMB announced that its Board has declared its first quarter dividend of $0.28 per common share, payable on February 28, 2011, to stockholders of record on February 14, 2011. Also, today, ProLogis announced that its Board has declared its first quarter dividend of $0.1125 per common share, payable on February 28, 2011, to stockholders of record on February 14, 2011.
Morgan Stanley acted as financial advisor to ProLogis, and Greenberg Traurig and Mayer Brown acted as legal advisors to ProLogis. J.P. Morgan Securities LLC acted as financial advisor to AMB, and Wachtell, Lipton, Rosen & Katz acted as legal advisor to AMB.
Conference Call and Webcast
The companies will host a webcast today at 8:30am EST to discuss the business combination. Participants will include AMB’s CEO and ProLogis’ CEO. A slide presentation and the live audio webcast will be available on the investor relations section of each company’s website five minutes prior to the webcast time at http://ir.prologis.com or at www.amb.com. The slide presentation will include certain fiscal year 2010 operating and financial data for each of ProLogis and AMB.
Interested parties are encouraged to access the live webcast by clicking the microphone icon located near the top of the opening page on the companies’ websites. Interested parties can also participate via conference call by dialing (866) 305-2304 domestically or (660) 422-4873 internationally.
A replay of the conference call will be available after 1:00 p.m. EST on Monday, January 31, 2011 and can be accessed by dialing (800) 642-1687 domestically or (706) 645-9291 internationally and entering the passcode 40890903. A transcript of the call and the webcast replay, including a podcast format, will be posted when available on the respective companies’ websites under the Investor Relations section
About AMB
AMB Property Corporation® is a leading owner, operator and developer of global industrial real estate, focused on major hub and gateway distribution markets in the Americas, Europe and Asia. As of December 31, 2010, AMB owned, or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 159.6 million square feet (14.8 million square meters) in 49 markets within 15 countries. AMB invests in properties located predominantly in the infill submarkets of its targeted markets. The company’s portfolio comprises High Throughput Distribution® facilities — industrial properties built for speed and located near airports, seaports and ground transportation systems.
About ProLogis
ProLogis is the leading global provider of distribution facilities, with more than 435 million square feet (40 million square meters) of industrial space owned and managed in markets across North America, Europe and Asia. The company leases its industrial facilities to more than 4,400 customers, including manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises with large-scale distribution needs. For additional information about the company, go to http://www.prologis.com. Follow ProLogis on Twitter: http://twitter.com/ProLogis.
Cautionary Statement Regarding Forward-Looking Statements
In addition to historical information, this document contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which ProLogis and AMB operate and beliefs of and assumptions made by ProLogis management and AMB management, involve uncertainties that could significantly affect the financial results of ProLogis or AMB or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving ProLogis and AMB, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of developed properties, general conditions in the geographic areas where we operate and the availability of capital in existing or new property funds — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, (v) maintenance of real estate investment trust (“REIT”) status, (vi) availability of financing and capital, (vii) changes in demand for developed properties, (viii) risks associated with achieving expected revenue synergies or cost savings, (ix) risks associated with the ability to consummate the merger and the timing of the closing of the merger, and (x) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by ProLogis and AMB from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Form 10-K and 10-Q. Neither ProLogis nor AMB undertakes any duty to update any forward-looking statements appearing in this document.
Additional Information about the Proposed Transaction and Where to Find It:
In connection with the proposed transaction, AMB expects to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of ProLogis and AMB that also constitutes a prospectus of AMB. ProLogis and AMB also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by ProLogis and AMB with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by ProLogis with the SEC will be available free of charge on ProLogis’ website at www.prologis.com or by contacting ProLogis Investor Relations at +1-303-567-5690. Copies of the documents filed by AMB with the SEC will be available free of charge on AMB’s website at www.amb.com or by contacting AMB Investor Relations at +1-415-394-9000.
AMB and ProLogis and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about AMB’s executive officers and directors in AMB’s definitive proxy statement filed with the SEC on March 24, 2010. You can find information about ProLogis’ executive officers and directors in ProLogis’ definitive proxy statement filed with the SEC on March 30, 2010. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from AMB or ProLogis using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.
Investor Contacts:

AMB	ProLogis
Tracy A. Ward	Melissa Marsden
Vice President, IR & Corp. Comm.	Managing Director, IR and Corp.Comm.
Direct +1 415 733 9565	Direct +1 303 567 5622
Email tward@amb.com	email mmarsden@prologis.com

Media Contacts:

AMB	ProLogis

Jon M. Boilard	Krista Shepard
Director, Media and Public Relations	VP, Corp. Comm.
Direct +1 415 733 9565	Direct +1 303 567 5907
Email jboilard@amb.com	Email kshepard@prologis.com
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